UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On December 18, 2008, the Compensation Committee of Harvard Bioscience, Inc. (the “Company”), approved amended and restated employment agreements for the Company’s Chief Executive Officer, Chane Graziano; President, David Green; and Chief Operating Officer, Susan Luscinski, (the “Amended and Restated Employment Agreements”) primarily to provide for changes that are intended to comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (collectively, “Section 409A”) regarding the rules concerning deferred compensation.

The principal revisions contained in the Amended and Restated Employment Agreements include:

•	changing the provisions relating to certain post-termination payments from a pay-out over a 12-month period to a lump-sum payment within 30 days of termination;

•	providing a form of general release of claims as an exhibit to the Amended and Restated Employment Agreements;

•	clarifying the manner in which any post-termination health benefits will be provided; and

•

providing that the Amended and Restated Employment Agreements may be further amended upon the reasonable request of either party to preserve the benefits provided in a manner that complies fully with Section 409A.

The foregoing description of the revisions contained in the Amended and Restated Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreements, copies of which will be filed as Exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: December 22, 2008	By:	/s/ Thomas McNaughton
Thomas McNaughton
Chief Financial Officer